Exhibit 10.10
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT, dated as of the _______________day of _______________, _______________ (the “Grant Date”), by and between REPUBLIC SERVICES, INC., a Delaware corporation (the “Company”) and _______________ (the “Recipient”), is made pursuant and subject to the provisions of the Company’s 2007 Stock Incentive Plan, as it may be amended from time to time, (the “Plan”).
     1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan, a copy of which is being provided via email and is incorporated herein by reference. All references to the Company herein also shall be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.
     2. Grant of Restricted Stock. Subject to the terms and conditions of the Plan and to the terms and conditions set forth in this Agreement, the Company hereby grants to the Recipient _______________ shares of Restricted Stock. Restricted Stock hereunder includes any shares or other securities the Recipient may receive or be entitled to receive as a result of the ownership of the original Restricted Stock, whether they are issued as a result of a share split, share dividend, recapitalization or other subdivision or combination of shares effected without receipt of consideration by the Company or the result of the merger or consolidation of the Company or sale of assets of the Company.
     3. Vesting.
          (a) Vesting Schedule. Except as otherwise provided in Section 3(b) hereof, the shares of Restricted Stock shall vest and become nonforfeitable on the dates (each a “Vesting Date”) and in the percentages set forth in accordance with the following schedule, provided that the Recipient’s continuous service with the Company continues until the applicable Vesting Date:

Vesting Date	Vesting Percentage
25%
50%
75%
100%
               Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the applicable Vesting Date.

          (b) Acceleration of Vesting on Account of Death, Disability, Retirement, Termination of Employment, or for Other Reasons.
          (i) Death or Disability. The shares of Restricted Stock not yet vested and that have not previously been forfeited shall become 100% vested and transferable in the event that the Recipient’s continuous service with the Company terminates by reason of the Recipient’s death or Disability.
          (ii) Retirement. The shares of Restricted Stock not yet vested and that have not previously been forfeited shall become 100% vested and transferable in the event that the Recipient’s continuous service with the Company terminates by reason of the Recipient’s retirement, if at the time of such retirement, the Recipient:
          (A) is at least fifty-five (55) years old and has completed six (6) years of continuous service with the Company or is at least sixty (60) years old (without regard to years of service), and in either case has provided the Company not less than twelve (12) months prior written notice of Recipient’s intent to retire; or
          (B) is at least sixty (60) years old and has completed fifteen (15) years of continuous service with the Company or is sixty-five (65) years old and has completed five (5) years of continuous service with the Company.
               For purposes of determining years of continuous service, service shall include service with any entity whose financial statements are required to be consolidated with the financial statements of Republic, including service with any such entity prior to the date on which the entity’s financial statements were required to be so consolidated.
          (iii) Employment Agreement. The shares of Restricted Stock not yet vested and that have not previously been forfeited shall become partially or fully vested and transferrable at such times and in such amounts as may be required pursuant to any employment or consulting agreement between the Recipient and the Company.
          (c) Restrictions. The shares of Restricted Stock and any stock distributions with respect to such Restricted Stock shall be subject to the following restrictions during the period prior to the date on which they become vested pursuant to this Section or the Plan (the “Restricted Period”):
          (i) The Restricted Stock shall be subject to forfeiture as provided herein;
          (ii) The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive the Restricted Stock nor any interest hereunder may be assigned by the Recipient (other than by will or the laws of descent and distribution), and any attempted assignment not so permitted shall be void;

          (iii) Promptly following the Grant Date, the Company shall issue a certificate or other indicia of ownership representing the shares of Restricted Stock awarded hereunder. Any certificate of other indicia of ownership representing the shares of Restricted Stock awarded hereunder shall be held in escrow by the Company and shall, in the Company’s sole discretion, bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders. To facilitate the escrow of the shares of Restricted Stock awarded hereunder with the Company, the Recipient shall deliver herewith the Stock Power attached hereto as Exhibit A executed in blank by the Recipient and dated as of the date hereof; and
          (iv) Any additional stock or other securities or property that may be issued or distributed with respect to the Restricted Stock awarded hereunder as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions set forth in this Agreement.
          (d) Forfeiture of Restricted Stock. If the Recipient’s continuous service with the Company is terminated for any reason, any shares of Restricted Stock that have not previously vested and that do not vest as a result of such termination, shall be forfeited immediately upon termination of the Recipient’s continuous service.
          (e) Receipt of Common Stock. At or after the end of the applicable Restricted Period, the Recipient shall receive certificates or other indicia of ownership for Common Stock equal to the number of shares of Restricted Stock that became vested at the end of that Restricted Period, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. Any certificates representing such shares shall be released to the Recipient as promptly as practical following the Recipient’s becoming entitled to receive such shares.
          (f) Shareholder Rights. The Recipient shall, subject to the restrictions set forth herein, have all rights of a shareholder with respect to any shares of Restricted Stock, including the right to vote such shares and the right to receive cash dividends and, except as otherwise provided in Section 3(c) hereof, other distributions thereon.
          (g) Section 83(b) Election and Tax Withholding.
          (i) The Recipient may elect, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Grant Date) of the Restricted Stock pursuant to Section 83(b) of the Code.
          (ii) The Recipient shall pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof) and any dividends or other distributions made by the Company to the Recipient with respect to the Restricted Stock as and when the Company determines those amounts to be due, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock or any dividends or other distributions made by the Company to the Recipient with respect to any Restricted Stock.
          (iii) The Recipient may elect, by notice to the Committee, to satisfy his or her minimum withholding tax obligation with respect to the granting or vesting of the Restricted Stock by the Company’s withholding a portion of the shares of Common Stock otherwise deliverable to the Recipient, such shares being valued at their fair market value as of the date on which the taxable event that gives rise to the withholding requirement occurs, or by the Recipient’s delivery to the Company of a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares by the Recipient to the Company.
     4. Forfeiture by Reason of Detrimental Activity. The shares of Restricted Stock shall be subject to Section 15(n) of the Plan. Notwithstanding any other provision of this Agreement to the contrary, if the Recipient engages in any Detrimental Activity at any time prior to or during the one year period after any shares of Restricted Stock become vested (such nonvested shares sometimes being referred to as the “Forfeitable Shares”), the Company shall, upon the recommendation of the Committee in its sole and absolute discretion, be entitled to (a) immediately terminate and cancel any portion of the shares of Restricted Stock that have not previously vested, and (b) require that the Recipient (i) return to the Company any Forfeitable Shares, or if such Forfeitable Shares are not still owned by the Recipient, that the Recipient pay to the Company an amount equal to the fair market value of such Forfeitable Shares on the date they were issued, or if later, the date on which they became vested, and (ii) return to the Company any cash or other property (other than Common Stock) received by the Recipient from the Company pursuant to this Agreement.
     5. Right to Set Off. By accepting this Agreement, the Recipient consents to a deduction from any amounts the Company owes the Recipient from time to time (including amounts owed to the Recipient as wages or other compensation, for any benefits, or vacation pay, as well as any other amounts owed to the Recipient by the Company), up to the dollar amount the Recipient owes the Company under Section 4 hereof. Whether or not the Company elects to make any set off in whole or in part, if the Company does not recover by means of set off the full amount the Recipient owes the Company calculated as set forth in Section 4 hereof, the Recipient agrees to pay immediately the unpaid balance to the Company.
     6. Board of Director Discretion. The Recipient may be released from his or her obligations under Sections 4 and 5 hereof only if the Board of Directors of the Company, or a duly authorized committee thereof, determines, in its sole and absolute discretion, that such action is not adverse to the interests of the Company.
     7. No Right to Continued Employment or Service. This Agreement does not confer upon the Recipient any right with respect to continuance of employment or service by the Company, nor shall it interfere in any way with the right of the Company to terminate the Recipient’s employment at any time.

     8. Change of Control or Capital Structure.
          (a) Subject to any required action by the shareholders of the Company, the number of shares of Restricted Stock covered by this award shall be proportionately adjusted and the terms of the restrictions on such shares shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below Fair Market Value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.
          (b) The Restricted Stock shall not become immediately vested in the event that a Change in Control occurs, except to the extent required in any employment agreement or consulting agreement between the Company and the Recipient. In the event of a change in the Common Stock as presently constituted, which is limited to a change in all of its authorized shares without par value into the same number of shares with par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.
          (c) The award of Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of the Recipient and the Company, shall be instituted only in the state or federal courts located in Maricopa County in the State of Arizona, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.
     10. Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction should determine that any time period provided for in Section 4 is unenforceable, then such period shall be reduced to the longest period of time which such court shall deem enforceable, taking into consideration the purpose and intent of the Plan to serve the interests of the Company and its shareholders.
     11. Notices. All notices or other communications with respect to the Restricted Stock shall be deemed given and delivered in person or by facsimile transmission, telefaxed, or mailed by registered or certified mail (return receipt requested, postage prepaid) to the Company’s Stock

Option Administrator at the following address (or such other address, as shall be specified by like notice of a change of address) and shall be effective upon receipt:
Stock Option Administrator
Republic Services, Inc.
18500 North Allied Way
Phoenix, AZ 85054
     12. Waiver. The failure of any party at any time to require strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to require strict performance of the same condition, promise, agreement or understanding at a subsequent time.
     13. Interpretation/Provisions of Plan Control. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. The Recipient hereby accepts as final, conclusive and binding, any decisions by the Committee with respect to the interpretation or administration of the Plan and this Agreement.
     14. Recipient Bound by Plan. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms, conditions and provisions thereof.
     15. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Recipient’s heirs, legatees, distributees and personal representatives.
     16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The facsimile or email transmission of a signed signature page, by any party to the other(s), shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Recipient has affixed his or her signature hereto.

REPUBLIC SERVICES, INC.

RECIPIENT

EXHIBIT A
STOCK POWER
     FOR VALUE RECEIVED, pursuant to a certain Restricted Stock Agreement between Republic Services, Inc. and the undersigned dated _______________, I hereby sell, assign and transfer unto Republic Services, Inc. all shares of the restricted Common Stock of Republic Services, Inc. awarded to me on this date and in the future under said Agreement and do hereby irrevocably constitute and appoint the Secretary of Republic Services, Inc. as my attorney-in-fact to transfer the said shares of stock on the books of Republic Services, Inc. with full power of substitution in the premises.
     Dated: _______________